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                                                                   Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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
                          Subsidiaries                                               Jurisdiction of Organization
----------------------------------------------------------------    ---------------------------------------------------------------
Endurance Specialty Insurance Ltd.                                  Bermuda
Endurance U.S. Holding Corp.                                        Delaware
Endurance Reinsurance Corporation of America                        New York
Endurance Worldwide Holdings Limited                                United Kingdom
Endurance Worldwide Insurance Limited                               United Kingdom
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